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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-32703 and No. 333-32705) of TransAct Technologies Incorporated of our report dated February 12, 1998 appearing on page 15 of this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Hartford, Connecticut
April 6, 1998